For Immediate Release	Exhibit 99.1
Contact:
Dennis Craven (Company)	Chris Daly (Media)
Chief Operating Officer	DG Public Relations
(561) 227-1386	(703) 864-5553

Chatham Lodging Trust Announces Second Quarter 2023 Results

RevPAR Beats Industry Performance for Fifth Consecutive Quarter

WEST PALM BEACH, Fla., August 2, 2023 — Chatham Lodging Trust (NYSE: CLDT), a lodging real estate investment trust (REIT) that invests in upscale, extended-stay hotels and premium-branded, select-service hotels, today announced results for the second quarter ended June 30, 2023.

Second Quarter 2023 Operating Results

•Portfolio Revenue Per Available Room (RevPAR) – Increased 5 percent to $144 compared to 2022 second quarter RevPAR of $138. Average daily rate (ADR) accelerated 2 percent to $182, and occupancy rose 2 percent to 79 percent for the 39 hotels owned as of June 30, 2023.
•RevPAR of $144 compares to $146 in 2019. ADR was up 3 percent to 2019.
•Excluding the five tech-driven hotels in Silicon Valley and Seattle, Wash., RevPAR was up 5 percent versus the 2019 second quarter. ADR was up 10 percent.
•Net Income – Earned net income of $9.4 million compared to net income of $9.3 million in the 2022 second quarter. Net income per diluted common share was $0.15 versus $0.15 during the 2022 second quarter.
•Hotel EBITDA Margin – Generated margins of 41.3 percent in the 2023 second quarter compared to 2022 second quarter margins of 41.9 percent.
•Adjusted EBITDA – Advanced 2 percent to $31.9 million from $31.1 million in the 2022 second quarter.
•Adjusted FFO – Jumped 5 percent from $20.7 million in the 2022 second quarter to adjusted FFO of $21.8 million this year. Adjusted FFO per diluted share was $0.43, compared to $0.41 in the 2022 second quarter.
•Debt Repayments – Repaid in full a $16.0 million mortgage on the Courtyard by Marriott Houston, Texas. During July, Chatham repaid a separate $19.7 million maturing mortgage.

The following chart summarizes the consolidated financial results for the three and six-months ended June 30, 2023, and 2022, based on all properties owned during those periods ($ in millions, except margin percentages and per share data):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2023	2022	2023	2022
Net income (loss)	$9.4	$9.3	$4.3	$(0.4)
Diluted net income (loss) per common share	$0.15	$0.15	$0.01	$(0.09)
GOP Margin	48.5%	49.2%	44.6%	44.8%
Hotel EBITDA Margin	41.3%	41.9%	36.6%	36.8%
Adjusted EBITDA	$31.9	$31.1	$49.6	$44.4
AFFO	$21.8	$20.7	$29.7	$24.2
AFFO per diluted share	$0.43	$0.41	$0.59	$0.48
Dividends per common share	$0.07	$0.00	$0.14	$0.00

Jeffrey H. Fisher, Chatham’s president and chief executive officer, highlighted, “It was a really good quarter with RevPAR, Adjusted EBITDA, FFO and FFO per share growing over last year and producing free cash flow that enabled us to repay a maturing loan in early July. With only $70 million of mortgages maturing through June 30, 2024, and having full availability on our $260 million credit facility, our balance sheet is in great shape, and we are in a strong position to address all maturities through the end of 2024.

“Our second quarter year-over-year RevPAR growth of five percent was strong given the loss of most intern business in Silicon Valley and Bellevue, Wash. Versus 2019, second quarter RevPAR was down less than two percent, and the trend to 2019 improved each month of 2023 through June,” Fisher continued. “Those five hotels adversely impacted RevPAR performance versus 2019 by approximately 700 basis points in the quarter. Excluding those five tech-driven hotels, second quarter RevPAR growth was up five percent versus the 2019 second quarter.”

Hotel RevPAR Performance

The below chart summarizes key hotel financial statistics for the hotels owned as of June 30, 2023, compared to the 2022 and 2019 second quarter:

	Q2 2023 RevPAR	Q2 2022 RevPAR	Q2 2019 RevPAR
Occupancy	79%	77%	83%
ADR	$182	$179	$176
RevPAR	$144	$138	$146

The below chart summarizes RevPAR statistics by month for the company’s hotels:

	April	May	June	July
Occupancy – 2023	77%	78%	82%	81%
ADR – 2023	$179	$179	$189	$189
RevPAR – 2023	$138	$140	$155	$154
RevPAR – 2022	$123	$133	$157	$157
% Change in RevPAR vs. prior year	12%	5%	(1)%	(2)%
% Change in RevPAR vs. 2019	(3)%	(2)%	(1)%	(2)%

Fisher emphasized, "As we have pointed out previously, we knew our portfolio would recover after some of our peers due to our stronger reliance on the business traveler, and that pattern is proving true. For the fifth consecutive quarter, our RevPAR growth has outperformed industry RevPAR growth, and given the lack of intern business in all of our tech driven hotels, which includes two additional hotels in Austin, Texas, that were meaningfully impacted, our results have been particularly impressive and prove that business travel is picking up momentum across the country.

"Continuing the same trend from the first quarter, versus 2019, weekday occupancy in the second quarter improved each month of 2023 and was 78 percent for the entire second quarter. This is up approximately three percent over last year, again impressive given the adverse impact from the loss of most intern business year-over-year. Weekday ADR was up approximately three percent versus last year and, importantly, up slightly versus 2019. Weekend RevPAR remained strong as it was up approximately 15 percent in the quarter versus 2019, the highest quarterly levels since 2019," Fisher concluded.

RevPAR performance for Chatham’s largest markets comprise 68 percent of trailing twelve-month hotel EBITDA (based on EBITDA contribution over the last twelve months) is presented below:

	% OF LTM EBITDA	Q2 2023 RevPAR	Change vs. Q2 2022	Q2 2022 RevPAR	Q2 2019 RevPAR
39 - Hotel Portfolio		$144	5%	$138	$146
Silicon Valley	15%	$139	(3)%	$142	$194
Coastal Northeast	9%	$174	10%	$158	$157
Los Angeles	9%	$170	7%	$158	$162
Washington, D.C.	8%	$174	11%	$156	$185
San Diego	6%	$191	2%	$187	$177
Greater New York	6%	$155	1%	$154	$153
Austin	6%	$135	(5)%	$142	$132
Dallas	5%	$109	3%	$107	$94
Seattle	4%	$137	(9)%	$150	$166

“Our Silicon Valley, Austin and Seattle markets were hit by the significant reduction in intern programs, while most of our other top markets produced solid RevPAR growth, and six of our top nine markets produced RevPAR higher than 2019," noted Dennis Craven, Chatham's chief operating officer. "On our first quarter earnings call, we estimated that demand was sufficient to make up 50 to 75 percent of the lost intern business in Silicon Valley and Seattle, and, in fact, we made up 63 percent of the lost revenue. As we look ahead to 2024, results at these hotels should outpace portfolio performance.

Craven added, "Traditional demand in Silicon Valley and Seattle continues to grow, driven by the steady return to office and increased demand from international travelers. International deplanements into San Francisco/San Jose, as well as Seattle, keep improving to their highest levels since the pandemic. Deplanements were off approximately 11 percent versus 2019 into San Francisco/San Jose and were up three percent versus 2019 into Seattle. Weekday occupancy at the four Silicon Valley hotels was approximately 77 percent in the second quarter, not far off our portfolio average of 78 percent.”

Approximately 62 percent of Chatham’s hotel EBITDA over the last twelve months was generated from its extended-stay hotels, the highest concentration of extended-stay rooms of any public lodging REIT. Second quarter 2023 occupancy, ADR and RevPAR for each of the company’s major brands is presented below (number of hotels in parentheses):

	Residence Inn (16)	Homewood Suites (6)	HGI (4)	Courtyard (4)	Hampton Inn (3)
% of LTM EBITDA	46%	11%	9%	9%	7%
Occupancy – 2023	80%	80%	78%	71%	84%
ADR – 2023	$191	$153	$203	$153	$179
RevPAR – 2023	$152	$122	$158	$109	$150
RevPAR – 2022	$152	$118	$144	$102	$138
% Change in RevPAR	--%	4%	10%	7%	8%

Hotel Operations Performance

The below chart summarizes key hotel operating performance measures for the three months ended June 30, 2023, 2022 and 2019. Gross operating profit is calculated as Hotel EBITDA plus property taxes, ground rent and insurance (in millions, except for RevPAR and margin percentages):

	Q2 2023	Q2 2022	Q2 2019
RevPAR	$144	$138	$146
Gross operating profit	$40.8	$40.1	$42.3
Hotel EBITDA	$34.7	$34.1	$36.1
GOP margin	49%	49%	49%
Hotel EBITDA margin	41%	42%	42%

Craven concluded, "We have absorbed hourly pay increases of approximately 24 percent since 2019 and despite that, our second quarter margins operating profit margins were essentially flat and hotel EBITDA margins were slightly down. Versus last year, hourly wages were also essentially flat. We continue to benefit from lower headcounts versus pre-pandemic levels. Compared to the 2019 second quarter, headcount is down approximately 17 percent. Against the 2022 second quarter, headcount is up approximately 10 percent as we added employees to our tech-driven hotels as housekeeping services are more frequent without the interns, and filled open positions, especially in our maintenance department.”

Corporate Update

The below chart summarizes key financial performance measures for the three months ended June 30, 2023, 2022 and 2019. Corporate EBITDA is calculated as hotel EBITDA minus cash corporate general and administrative expenses and is before debt service and capital expenditures. Debt service includes interest expense and principal amortization on its secured debt (approximately $2.2 million per quarter), as well as dividends on its preferred shares of $2.0 million per quarter. Cash flow before CapEx and common dividends is calculated as Corporate EBITDA less debt service and preferred share dividends. Amounts are in millions, except RevPAR.

	Q2 2023	Q2 2022	Q2 2019
RevPAR	$144	$138	$146
Hotel EBITDA	$34.7	$34.1	$36.1
Corporate EBITDA	$31.9	$31.1	$33.8
Debt Service & Preferred	$(9.9)	$(10.8)	$(8.2)
Cash flow before CapEx and Common	$22.0	$20.3	$25.6

Hotel Investments

During the 2023 second quarter, the company incurred capital expenditures of $7.5 million. Chatham’s 2023 capital expenditure budget is approximately $30.6 million. Only one renovation is planned for the 2023 third quarter, the Courtyard by Marriott Charleston Summerville, S.C.

Capital Markets & Capital Structure

During the second quarter, Chatham repaid maturing debt of approximately $16.0 million using available cash and proceeds under its term loan and repaid a separate $19.7 million maturing mortgage during July 2023. Chatham currently has $41 million of debt maturing in the next six months and $70 million maturing through June 30, 2024.

As of June 30, 2023, the company had net debt of $433.8 million (total consolidated debt less unrestricted cash). Total debt outstanding as of June 30, 2023, was $466.7 million at an average interest rate of 5.0 percent, comprised of $376.7 million of fixed-rate mortgage debt at an average interest rate of 4.7 percent, $90 million outstanding on its term loan at a rate of 6.4% and nothing outstanding on the company's $260 million senior unsecured revolving credit facility. Based on the ratio of the company’s net debt to hotel investments at cost, Chatham’s leverage ratio was approximately 26 percent on June 30, 2023, down from 27 percent as of December 31, 2022.

"We have reduced our net debt by approximately $10 million in 2023 and have manageable maturing debt for the balance of the year. We funded the maturing July mortgage as well as the second quarter common dividends from second quarter cash flow of $22 million. Our forecast corporate cash flow and well capitalized balance sheet provide us the flexibility to acquire hotels and refinance upcoming maturities," commented Jeremy Wegner, Chatham's chief financial officer.

Dividend
During the quarter, the Board of Trustees declared a preferred share dividend of $0.41406 per share, as well as a common share dividend of $0.07 per share, payable on July 17, 2023, to shareholders of record as of June 30, 2023.

2023 Guidance

Due to uncertainty surrounding the hotel industry, the company is not providing guidance at this time.

Earnings Call

The company will hold its second quarter 2023 conference call later today at 10:00 a.m. Eastern Time. Shareholders and other interested parties may listen to a simultaneous webcast of the conference call on the Internet by logging onto Chatham’s Web site, www.chathamlodgingtrust.com or may participate in the conference call by dialing 1-844-826-3035 or 1-412-317-5195 and referencing Chatham Lodging Trust. A recording of the call will be available by telephone until Wednesday, August 09, 2023, at 11:59 PM ET, by dialing 1-844-512-2921 or 1-412-317-6671, access number 10179996. A replay of the conference call will be posted on Chatham’s website.

About Chatham Lodging Trust

Chatham Lodging Trust is a self-advised, publicly traded real estate investment trust (REIT) focused primarily on investing in upscale, extended-stay hotels and premium-branded, select-service hotels. The company owns 39 hotels totaling 5,915 rooms/suites in 16 states and the District of Columbia. Additional information about Chatham may be found at chathamlodgingtrust.com.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” within the meaning of Securities and Exchange Commission (SEC) rules and regulations, that are different from measures calculated and presented in accordance with GAAP (generally accepted accounting principles). The company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (5) EBITDAre (6) Adjusted EBITDA and (7) Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as prescribed by GAAP as a measure of its operating performance.

FFO As Defined by Nareit and Adjusted FFO

The company calculates FFO in accordance with standards established by the Nareit, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment write-downs, the cumulative effect of changes in accounting principles, plus depreciation and amortization (excluding amortization of deferred financing costs), and after adjustments for unconsolidated partnerships and joint ventures following the same approach. The company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it measures its performance without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of real estate assets and certain other items that the company believes are not indicative of the property level performance of its hotel properties. The company believes that these items reflect historical cost of its asset base and its acquisition and disposition activities and are less reflective of its ongoing operations, and that by adjusting to exclude the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that also report using the Nareit definition.

The company calculates Adjusted FFO by further adjusting FFO for certain additional items that are not addressed in Nareit’s definition of FFO, including other charges, losses on the early extinguishment of debt and similar items related to its unconsolidated real estate entities that it believes do not represent costs related to hotel operations. The company believes that Adjusted FFO provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that make similar adjustments to FFO.

EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA

The company calculates EBITDA for purposes of the credit facility debt as net income or loss excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; and (4) unconsolidated real estate entity items including interest, depreciation and amortization excluding gains and losses from sales of real estate. The company believes EBITDA is useful to investors in evaluating and facilitating comparisons of its operating performance because it helps investors compare the company’s operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization) from its operating results. In addition, the company uses EBITDA as one measure in determining the value of hotel acquisitions and dispositions.
The company calculates EBITDAre in accordance with Nareit guidelines, which defines EBITDAre as net income or loss excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. We believe that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

The company calculates Adjusted EBITDA by further adjusting EBITDA for certain additional items, including other charges, losses on the early extinguishment of debt, amortization of non-cash share-based compensation and similar items related to its unconsolidated real estate entities, which it believes are not indicative of the performance of its underlying hotel properties entities. The company believes that

Adjusted EBITDA provides investors with another financial measure that may facilitate comparisons of operating performance between periods and between REITs that report similar measures.

Adjusted Hotel EBITDA is defined as net income before interest, income taxes, depreciation and amortization, corporate general and administrative, impairment loss, loss on early extinguishment of debt, interest and other income and income or loss from unconsolidated real estate entities. The Company presents Adjusted Hotel EBITDA because the Company believes it is useful to investors in comparing its hotel operating performance between periods and comparing its Adjusted Hotel EBITDA margins to those of our peer companies. Adjusted Hotel EBITDA represents the results of operations for its wholly owned hotels only.

Although the company presents FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA because it believes they are useful to investors in comparing the company’s operating performance between periods and between REITs that report similar measures, these measures have limitations as analytical tools. Some of these limitations are:

•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect changes in, or cash requirements for, the company’s working capital needs;
•FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect funds available to make cash distributions;
•EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the company’s debts;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may need to be replaced in the future, and FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect any cash requirements for such replacements;
•Non-cash compensation is and will remain a key element of the company’s overall long-term incentive compensation package, although the company excludes it as an expense when evaluating its ongoing operating performance for a particular period using adjusted EBITDA;
•Adjusted FFO, Adjusted EBITDA and Adjusted Hotel EBITDA do not reflect the impact of certain cash charges (including acquisition transaction costs) that result from matters the company considers not to be indicative of the underlying performance of its hotel properties; and
•Other companies in the company’s industry may calculate FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA differently than the company does, limiting their usefulness as a comparative measure.

In addition, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA do not represent cash generated from operating activities as determined by GAAP and should not be considered as alternatives to net income or loss, cash flows from operations or any other operating performance measure prescribed by GAAP. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA are not measures of the Company’s liquidity. Because of these limitations, FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The Company compensates for these limitations by relying primarily on its GAAP results and using FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA only supplementally. The Company’s consolidated financial statements and the notes to those statements included elsewhere are prepared in accordance with GAAP. The company’s reconciliation of FFO, Adjusted FFO, EBITDA,

EBITDAre, Adjusted EBITDA and Adjusted Hotel EBITDA to net income attributable to common shareholders, as determined under GAAP, is set forth below.

Forward-Looking Statement Safe Harbor

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements include those with regard to the potential future impact of the COVID-19 pandemic, within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about possible or assumed future results of the lodging industry and our business, financial condition, liquidity, results of operations, cash flow and plans and objectives. These statements generally are characterized by the use of the words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. Important factors that we think could cause our actual results to differ materially from expected results are summarized below.

Other risks include, but are not limited to: national and local economic and business conditions, including the effect on travel of potential terrorist attacks, that will affect occupancy rates at the company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the company’s indebtedness and its ability to meet covenants in its debt agreements; relationships with property managers; the company’s ability to maintain its properties in a First-class manner, including meeting capital expenditure requirements; the company’s ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; the company’s ability to complete acquisitions and dispositions; and the company’s ability to continue to satisfy complex rules in order for the company to remain a REIT for federal income tax purposes and other risks and uncertainties associated with the company’s business described in the company's filings with the SEC; inaccuracies of our accounting estimates and the uncertainty and economic impact of pandemics, epidemics or other public health emergencies of fear of such events, such as the recent COVID-19 pandemic. Given these uncertainties, undue reliance should not be placed on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events. The forward-looking statements should also be read in light of the risk factors identified in the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by the Company's subsequent filings with the SEC under the Exchange Act.

CHATHAM LODGING TRUST
Consolidated Balance Sheets
(In thousands, except share and per share data)

	June 30, 2023	December 31, 2022
	(unaudited)
Assets:
Investment in hotel properties, net	$1,250,259	$1,264,252
Cash and cash equivalents	32,900	26,274
Restricted cash	14,799	18,879
Right of use asset, net	18,424	19,297
Hotel receivables (net of allowance for doubtful accounts of $408 and $344, respectively)	5,705	5,178
Deferred costs, net	4,965	6,428
Prepaid expenses and other assets	9,604	3,430
Total assets	$1,336,656	$1,343,738
Liabilities and Equity:
Mortgage debt, net	$376,454	$430,553
Revolving credit facility	—	—
Construction loan	—	39,331
Unsecured term loan, net	89,405	—
Accounts payable and accrued expenses	29,964	28,528
Lease liability, net	21,019	22,108
Distributions payable	5,327	5,221
Total liabilities	522,169	525,741
Commitments and contingencies
Equity:
Shareholders’ Equity:
Preferred shares, $0.01 par value, 100,000,000 shares authorized; 4,800,000 and 4,800,000 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	48	48
Common shares, $0.01 par value, 500,000,000 shares authorized; 48,856,806 and 48,808,105 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	488	488
Additional paid-in capital	1,047,124	1,047,023
Accumulated deficit	(259,184)	(252,665)
Total shareholders’ equity	788,476	794,894
Noncontrolling interests:
Noncontrolling interest in Operating Partnership	26,011	23,103
Total equity	814,487	817,997
Total liabilities and equity	$1,336,656	$1,343,738

CHATHAM LODGING TRUST
Consolidated Statements of Operations
(In thousands, except share and per share data)
(unaudited)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Revenue:
Room	$77,486	$75,761	$139,157	$125,926
Food and beverage	2,094	1,968	4,182	3,382
Other	4,531	3,674	8,022	6,654
Reimbursable costs from related parties	365	358	730	684
Total revenue	84,476	81,761	152,091	136,646
Expenses:
Hotel operating expenses:
Room	14,578	14,480	28,694	26,074
Food and beverage	1,584	1,429	3,141	2,476
Telephone	360	359	722	760
Other hotel operating	950	879	1,863	1,611
General and administrative	7,305	6,804	14,112	12,153
Franchise and marketing fees	6,801	6,559	12,141	10,966
Advertising and promotions	1,460	1,230	2,975	2,419
Utilities	2,899	2,784	6,050	5,673
Repairs and maintenance	3,894	3,347	7,623	6,792
Management fees	2,791	2,727	5,079	4,645
Insurance	701	747	1,400	1,457
Total hotel operating expenses	43,323	41,345	83,800	75,026
Depreciation and amortization	14,670	15,277	28,928	30,313
Property taxes, ground rent and insurance	6,069	5,932	12,174	10,890
General and administrative	4,612	4,462	8,954	8,405
Other charges	38	150	38	400
Reimbursable costs from related parties	365	358	730	684
Total operating expenses	69,077	67,524	134,624	125,718
Operating income	15,454	16,257	17,522	12,948
Interest and other income	189	1	209	1
Interest expense, including amortization of deferred fees	(6,442)	(6,936)	(12,880)	(13,325)
Loss on early extinguishment of debt	—	—	(691)	—
Gain from partial lease termination	164	—	164	—
Income (loss) before income tax expense	9,365	9,322	4,324	(376)
Income tax expense	—	—	—	—
Net income (loss)	9,365	9,322	4,324	(376)
Net (income) loss attributable to noncontrolling interests	(221)	(171)	(28)	82
Net income (loss) attributable to Chatham Lodging Trust	9,144	9,151	4,296	(294)
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shareholders	$7,157	$7,164	$321	$(4,269)
Income (loss) per common share - basic:
Net loss attributable to common shareholders	$0.15	$0.15	$0.01	$(0.09)
Income (loss) per common share - diluted:
Net loss attributable to common shareholders	$0.15	$0.15	$0.01	$(0.09)
Weighted average number of common shares outstanding:
Basic	48,846,913	48,795,348	48,842,850	48,791,455
Diluted	48,962,842	49,017,184	48,964,908	48,791,455
Distributions declared per common share:	$0.07	$—	$0.14	$—

CHATHAM LODGING TRUST
FFO and EBITDA
(In thousands, except share and per share data)

	For the three months ended		For the six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Funds From Operations (“FFO”):
Net income (loss)	$9,365	$9,322	$4,324	$(376)
Preferred dividends	(1,987)	(1,987)	(3,975)	(3,975)
Net income (loss) attributable to common shares and common units	7,378	7,335	349	(4,351)
Gain on sale of hotel properties	(55)	(2,020)	(55)	(2,020)
Depreciation	14,616	15,223	28,821	30,193
FFO attributable to common share and unit holders	21,939	20,538	29,115	23,822
Other charges	38	150	38	400
Loss on early extinguishment of debt	—	—	691	—
Gain from partial lease termination	(164)	—	(164)	—
Adjusted FFO attributable to common share and unit holders	$21,813	$20,688	$29,680	$24,222
Weighted average number of common shares and units
Basic	50,434,230	50,010,107	50,308,726	49,928,420
Diluted	50,550,159	50,231,943	50,430,784	50,139,358

	For the three months ended		For the six months ended
	June 30,		June 30,
	2023	2022	2023	2022
Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”):
Net income (loss)	$9,365	$9,322	$4,324	$(376)
Interest expense, including amortization of deferred fees	6,442	6,936	12,880	13,325
Depreciation and amortization	14,670	15,277	28,928	30,313
EBITDA	30,477	31,535	46,132	43,262
Gain on sale of hotel properties	(55)	(2,020)	(55)	(2,020)
EBITDAre	30,422	29,515	46,077	41,242
Other charges	38	150	38	400
Loss on early extinguishment of debt	—	—	691	—
Gain from partial lease termination	(164)	—	(164)	—
Share based compensation	1,555	1,419	3,007	2,713
Adjusted EBITDA	$31,851	$31,084	$49,649	$44,355

CHATHAM LODGING TRUST
ADJUSTED HOTEL EBITDA
(In thousands, except share and per share data)

		For the three months ended		For the six months ended
		June 30,		June 30,
		2023	2022	2023	2022

Net income (loss)		$9,365	$9,322	$4,324	$(376)
Add:	Interest expense, including amortization of deferred fees	6,442	6,936	12,880	13,325
	Depreciation and amortization	14,670	15,277	28,928	30,313
	Corporate general and administrative	4,612	4,462	8,954	8,405
	Other charges	38	150	38	400
	Loss on early extinguishment of debt	—	—	691	—
Less:	Interest and other income	(189)	(1)	(209)	(1)
	Gain on sale of hotel properties	(55)	(2,020)	(55)	(2,020)
	Gain from partial lease termination	(164)	—	(164)	—
	Adjusted Hotel EBITDA	$34,719	$34,126	$55,387	$50,046